CERTIFICATE OF ASSISTANT SECRETARY

         The undersigned, Kristi A. Maher, Assistant Secretary of First Defined Portfolio Fund, LLC, a Delaware Limited Liability Company, First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts Business Trust, Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund, a Massachusetts Business Trust, First Trust/Four Corners Senior Floating Rate Income Fund II, a Massachusetts Business Trust, Energy Income and Growth Fund, a Massachusetts Business Trust, First Trust Enhanced Equity Income Fund, a Massachusetts Business Trust, First Trust/Aberdeen Global Opportunity Income Fund, a Massachusetts Business Trust, First Trust/FIDAC Mortgage Income Fund, a Massachusetts Business Trust, First Trust Strategic High Income Fund, a Massachusetts Business Trust, First Trust Exchange-Traded Fund, a Massachusetts Business Trust, First Trust Strategic High Income Fund II, a Massachusetts Business Trust, First Trust Tax-Advantaged Preferred Income Fund, a Massachusetts Business Trust, First Trust/Aberdeen Emerging Opportunity Fund, a Massachusetts Business Trust, First Trust Strategic High Income Fund III, a Massachusetts Business Trust, First Trust Specialty Finance and Financial Opportunities Fund, a Massachusetts Business Trust, First Trust Exchange-Traded Fund II, a Massachusetts Business Trust, First Trust Exchange-Traded AlphaDEX(R) Fund, a Massachusetts Business Trust, and First Trust Active Dividend Income Fund, a Massachusetts Business Trust (individually, the "Company" and collectively, the "Companies"), does hereby certify that:

          1. This certificate is being delivered to the Securities and Exchange Commission (the "SEC") in connection with the filing of the Companies' joint fidelity bond (the "Bond") pursuant to Rule 17g-1 of the Investment Company Act of 1940, as amended, and the SEC is entitled to rely on this certificate for purposes of the filing.

          2. The undersigned is duly elected, qualified and acting Assistant Secretary of each Company, and has custody of the corporate records of each Company and is a proper officer to make this certification.

          3. Attached hereto as Exhibit A is a copy of the form of resolutions of a majority of the Board of Trustees who are not "interested persons" of each Company approving the amount, type, form and coverage of the Bond and the portion of the premium to be paid by each Company.

          4. Attached hereto as Exhibit B is a list of the amount of the single insured bond which each Company would have provided and maintained had it not been named as an insured under the Bond.

          5. Premiums have been paid for the period October 9, 2008 to October 9, 2009.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this 23rd day of January, 2009.


                                      /s/ Kristi A. Maher
                                      ----------------------------------------
                                      Kristi A. Maher, Assistant Secretary

                                EXHIBIT A

                    FIRST DEFINED PORTFOLIO FUND, LLC
        FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND
  MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/UTILITIES DIVIDEND & INCOME FUND
       FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II
                      ENERGY INCOME AND GROWTH FUND
                 FIRST TRUST ENHANCED EQUITY INCOME FUND
           FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND
                  FIRST TRUST/FIDAC MORTGAGE INCOME FUND
                  FIRST TRUST STRATEGIC HIGH INCOME FUND
                     FIRST TRUST EXCHANGE-TRADED FUND
                FIRST TRUST STRATEGIC HIGH INCOME FUND II
             FIRST TRUST TAX-ADVANTAGED PREFERRED INCOME FUND
              FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND
                FIRST TRUST STRATEGIC HIGH INCOME FUND III
      FIRST TRUST SPECIALTY FINANCE AND FINANCIAL OPPORTUNITIES FUND
                   FIRST TRUST EXCHANGE-TRADED FUND II
               FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND
                 FIRST TRUST ACTIVE DIVIDEND INCOME FUND

                   RESOLUTIONS REGARDING FIDELITY BOND

         RESOLVED, that the officers of the First Trust/Four Corners Senior Floating Rate Income Fund, the Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund, the First Trust/Four Corners Senior Floating Rate Income Fund II, the Energy Income and Growth Fund, the First Trust Enhanced Equity Income Fund, the First Trust/Aberdeen Global Opportunity Income Fund, the First Trust/FIDAC Mortgage Income Fund, the First Trust Strategic High Income Fund, the First Trust Strategic High Income Fund II, the First Trust Tax-Advantaged Preferred Income Fund, the First Trust/Aberdeen Emerging Opportunity Fund, the First Trust Exchange-Traded Fund, First Trust Strategic High Income Fund III, the First Defined Portfolio Fund, LLC, the First Trust Specialty Finance and Financial Opportunities Fund, the First Trust Exchange-Traded Fund II, the First Trust Exchange-Traded AlphaDEX(R) Fund and the First Trust Active Dividend Income Fund (each a "Fund" and collectively the "Funds") be and they hereby are, authorized and directed to make application for and maintain joint fidelity bond coverage for the Funds, jointly with such other funds managed by First Trust as the officers, in their judgment, shall deem advisable and to enter into an agreement with the other insured funds concerning such coverage as required by Rule 17g-1(f) under the Investment Company Act of 1940, such agreement being in substantially the form presented to this meeting; and it is further

         RESOLVED, that fidelity bond coverage insuring the Funds in the amount required by Rule 17g-1 of the Investment Company Act of 1940, or such greater amounts as officers of the Funds may from time to time determine in accordance with the provisions of Rule 17g-1 of the Investment Company Act of 1940, is hereby deemed to be reasonable in form and amount as required by and considering all relevant factors as provided in Rule 17g-1 and is hereby approved; and it is further

         RESOLVED, that the Funds' participation with other management investment companies advised by First Trust Advisors in the purchase and maintenance of new fidelity bond coverage with ICI Mutual Insurance Company as required by Rule 17g-1 under the Investment Company Act of 1940, and the payment by the Funds of that portion of the premium for such coverage as may be allocated to each Fund in accordance with the premium allocation methodology approved by the Trustees at this meeting, is hereby approved; and it is further

         RESOLVED, that the Secretary or any Assistant Secretary of the Funds is hereby designated the officer to make the filings and give or cause to be given the notices required by Paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940.

                                    EXHIBIT B

         Each Company listed below would have provided and maintained a single insured bond in the following amounts had it not been named as an insured under a joint Fidelity Bond:

FIRST DEFINED PORTFOLIO FUND, LLC                                     $900,000

FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE
INCOME FUND                                                           $525,000

MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/UTILITIES
DIVIDEND & INCOME FUND                                                $600,000


FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE
INCOME FUND II                                                        $900,000

ENERGY INCOME AND GROWTH FUND                                         $525,000

FIRST TRUST ENHANCED EQUITY INCOME FUND                               $600,000

FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND                   $750,000

FIRST TRUST/FIDAC MORTGAGE INCOME FUND                                $450,000

FIRST TRUST STRATEGIC HIGH INCOME FUND                                $450,000

FIRST TRUST EXCHANGE-TRADED FUND                                      $900,000

FIRST TRUST STRATEGIC HIGH INCOME FUND II                             $450,000

FIRST TRUST TAX-ADVANTAGED PREFERRED INCOME FUND                      $300,000

FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND                        $525,000

FIRST TRUST STRATEGIC HIGH INCOME FUND III                            $400,000

FIRST TRUST SPECIALTY FINANCE AND FINANCIAL
OPPORTUNITIES FUND                                                    $525,000

FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND                          $600,000

FIRST TRUST EXCHANGE-TRADED FUND II                                   $600,000

FIRST TRUST ACTIVE DIVIDEND INCOME FUND                               $450,000